EXHIBIT 10.8

PURCHASE AND ASSIGNMENT AGREEMENT

THIS PURCHASE AND ASSIGNMENT AGREEMENT (this "Agreement"), is made on April 9 ___, 2008, among Westek Ltd. (“Westek” or the “Assignor”), Medical Diagnostic Innovations Ltd. (the “Assignee”), and In Veritas Medical Diagnostics, Inc. (the "Company").

WHEREAS, the Company is indebted to Westek in the aggregate sum of One Million Eight Hundred Thousand ($1,800,000) Dollars (the “Debt”) pursuant to certain Promissory Notes set forth on Schedule I attached hereto (collectively, the “Notes”), issued on the dates and in the amounts as indicated on Schedule I.

WHEREAS, the Company and / or its wholly owned subsidiary IVMD (UK) Limited (together “the Group”) is also indebted to Westek in the aggregate sum of Seven Hundred and Five Thousand Five Hundred and Twenty Four ($705,524) Dollars (the “Short Term Advances”) which were advanced to the Company and / or its IVMD (UK) Limited.

WHEREAS, Assignor desires to assign to Assignee and Assignee desires to accept from Assignor the Debt and the Short Term Advances on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein;

WHEREAS,

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Purchase Price

a)
As consideration for assignment set forth herein of the Debt owed by the Company to the Assignor, the Assignee agrees to pay to Westek the aggregate sum of Ninety Thousand ($90,000) Dollars (the “Debt Purchase Price”) within 30 days of the date of this Agreement.

b)
As consideration for assignment set forth herein of the Short Term Advances owed by the Company to the Assignor, the Assignee agrees to pay to Westek the aggregate sum of  One Hundred and Forty One Thousand One Hundred and Five ($141,105) Dollars (the “Short Term Purchase Price”) within 30 days of the date of this agreement.

2. Assignment.

a)
Upon execution hereof the Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers to the Assignee the Debt and the Short Term Advances by the Assignor and all of its rights and benefits thereunder and conferred therein, including without limitation the right to collect from the Company the principal amounts outstanding thereunder, plus accrued but unpaid interest.

b)
Closing Procedures. The closing of the assignment contemplated hereunder shall take place simultaneously with the date of execution hereof (the “Closing Date”) or such other date as mutually agreed by the parties hereto, On the Closing Date,

i)	The Assignor shall deliver to the Assignor the original Debentures as set forth on Schedule I and any and all evidence of the Short Term Advances

3. Additional Documents.  The Assignor and Assignee agree to take such further action and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the reasonable opinion of their counterparty, necessary to carry out the terms and conditions of this Assignment.

4. Effective Date and Counterpart Signature.  This Agreement shall be effective as of the date first written above.  This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

5. Representations and Warranties of the Assignee.

(a) Organization; Authority.  The Assignee is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Assignee of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignee.  This Agreement, when executed and delivered by the Assignee, will constitute a valid and legally binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b) Ownership. Assignee owns and is conveying to Assignee all of its rights, title and interests to the Shares and the Warrant, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description

(c) Investment Experience; Access to Information and Preexisting Relationship.  The Assignee (a) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Debentures, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Company operates, (d) has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects as the Assignee has determined to be necessary in connection with the Assignment of the Debentures, including, without limitation, the Company’s Annual Report on Form 10-K (or substantially equivalent form) for its most recently completed fiscal year, the Company’s Quarterly Reports on Form 10-Q (or substantially equivalent form) for the fiscal quarters since the end of such completed fiscal year, and the Company’s Current Reports on Form 8-K (or substantially equivalent form) since the end of such completed fiscal year, each as amended.

(d) Assignee Status.  At the time the Assignee was offered the Debentures, it was, and as of the date hereof it is, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  The Assignee is not, and is not required to be registered as, a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(e) Restrictions on Transfer.  The Assignee understands that (a) the Debentures (including the shares of Common Stock underlying such Debentures) have not been registered under the Securities Act or the securities laws of any state, (b) the Debentures (including the shares of Common Stock underlying such Debenture) are and will be “restricted securities” as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act (“Rule 144”), (c) the Debentures (including the shares of Common Stock underlying such Debenture) may not be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities Act and any applicable state securities laws, or unless an exemption from such registration provisions is available with respect to such transaction, and (d) the Debentures (including the shares of Common Stock underlying such Debentures) will bear a legend substantially as set forth below:

NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(f) General Solicitation.  The Assignee is not accepting such Assignment as a result of any advertisement, article, notice or other communication regarding the Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) No Conflicts; Advice.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignee is a party.  The Assignee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Assignment of the Debenture.

(h) No Litigation.  There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignee, threatened against the Assignee which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

(i) Consents.  No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby.

(j) Stop Transfer Notices.   The Assignee agrees that, in order to ensure compliance with the restrictions referred to herein, appropriate “stop transfer” instructions may be issued to the Company’s transfer agent.

6. Representations and Warranties of the Assignor

(a)           Organization; Authority.  The Assignor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Assignor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignor.  This Agreement, when executed and delivered by the Assignor, will constitute a valid and legally binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b)           Ownership. Assignor owns and is conveying to Assignee all of its rights, title and interests to the assigned Debentures, and Short Term Advances free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description.

(c)           No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor’s properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor’s properties or assets may be bound which would have a material adverse effect upon Assignor.

7. Governing Law; Submission to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN HUDSON COUNTY, IN THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Amendments.  No provision hereof may be waived or modified other than by an instrument in writing signed by the party against whom enforcement is sought.

9. Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10. Release.  Upon the execution of this Agreement by the Assignor, the Assignee, and the Company and completion of the obligations contained in Paragraph 1 and 2:

a)
any and all commitments, rights and obligations to the Company by the Assignor set forth under the Debentures or arising under the Short Term Advances shall be terminated, and all amounts due and payable by the Company to the Assignor under the Debentures and the Short Term Advances shall be deemed to be paid in full and complete satisfaction of all outstanding obligations;

b)
the Assignee, on behalf of itself and on behalf of its affiliates, and its and their respective officers, directors, partners, general partner, limited partners, shareholders, associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns (collectively, the "Assignee Affiliated Parties"), hereby releases and forever discharges the Assignor and their affiliates, and their respective officers, directors, partners, general partner, limited partners, shareholders, associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns  (collectively, the "Assignor Affiliated Parties"), of and from any and all claims, complaints, demands, obligations, causes of action, choices in action and/or damages whatsoever, at law or in equity (collectively, "Claims") which such parties ever had or now have based on or arising out of events or circumstances occurring, or actions taken or failed to be taken, in each case, that are known or unknown by an Assignee or an Assignee Affiliated Party as of the date hereof, in connection with the Debentures.

c)
each of the Assignees, on its own behalf and on behalf of the Assignee Affiliated Parties, covenants, to the maximum extent permitted by law, that neither it nor any Assignee Affiliated Party shall at any time hereafter file, commence or maintain or authorize any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency, authority or arbitral organization or other tribunal against any of the Assignor Affiliated Parties with respect to any Claims released pursuant to Paragraph 10(b).

d)
the Company, on behalf of itself and on behalf of its affiliates, and its and their respective officers, directors, partners, general partner, limited partners, shareholders, associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns, and anyone claiming by or through any of the foregoing (collectively, the "Company Affiliated Parties"), hereby releases and forever discharges the Assignor and the Assignor Affiliated Parties of and from any and all Claims which such parties ever had or now have based on or arising out of events or circumstances occurring, or actions taken or failed to be taken, in each case, that are known or unknown by the Company or a Company Affiliated Party as of the date hereof, in connection with the Debentures .

e)
the Company, on its own behalf and on behalf of the Company Affiliated Parties, covenants, to the maximum extent permitted by law, that neither it nor any Company Affiliated Party shall at any time hereafter file, commence or maintain or authorize any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency, authority or arbitral organization or other tribunal against the Assignor or the Assignor Affiliated Parties with respect to any Claims released pursuant to Paragraph 10(d).

f)
the Assignor, on behalf of itself and the Assignor Affiliated Parties, hereby releases and forever discharges the Assignee Parties, the Assignee Affiliated Parties, the Company and the Company Affiliated Parties of and from any and all Claims, known or unknown, which such parties ever had, now have or may hereafter have based on or arising out of the Debentures.

g)
the Assignor, on its own behalf and on behalf of the Assignor Affiliated Parties, covenants, to the maximum extent permitted by law, that neither it nor any Assignor Affiliated Party shall at any time hereafter file, commence or maintain or authorize any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency, authority or arbitral organization or other tribunal against the Assignee Parties, the Assignee Affiliated Parties, the Company or the Company Affiliated Parties with respect to any Claims released pursuant to Paragraph 10(f).

12. Assignment. No party may assign any of its rights under this Agreement without the prior consent of the other party hereto; provided that Assignee may, without the consent of any other party, assign all or any portion of its rights hereunder to any of its Affiliates. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASSIGNOR

WESTEK LTD.

By:	/s/ Andrew Cotter
Name: Andrew Cottor
Title: Managing Director

ASSIGNEE

MEDICAL DIAGNOSTIC INNOVATIONS LTD.

By:	/s/ Graham Cooper
Name: Graham Cooper
Title: Director

AGREED AND ACKNOWLEDGED

IN VERITAS MEDICAL DIAGNOSTICS, INC.

By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer

SCHEDULE I